SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2003

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Item 5.    Other Events.

The following events with respect to the Azar, et al. v. Prudential Insurance case were inadvertently omitted from page 61 of the Registrant’s recently filed Annual Report on Form 10-K:

The New Mexico Court of Appeals issued a decision on January 17, 2003 reversing the finding of summary judgment in favor of plaintiffs and affirming the denial of the Prudential Insurance’s motion to dismiss all claims on federal pre-emption grounds. It remanded the case to the trial court to determine if the alleged nondisclosures were material to the plaintiffs.

As noted in the Form 10-K both Prudential Insurance and plaintiffs filed petitions for writ of certiorari to the New Mexico Supreme Court in connection with these decisions, both of which have been denied.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 21, 2003

PRUDENTIAL FINANCIAL, INC.

By:	/S/ JOHN M. LIFTIN

Name: John M. Liftin Title: Senior Vice President and General Counsel